Exhibit 10.1(b)

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of February 22, 2008 by and between BRIDGE BANK, N.A. (“Bank”) and EVOLVING SYSTEMS, INC., a Delaware corporation (“Grantor”).

RECITALS

A.            Bank has agreed to make certain advances of money and to extend certain financial accommodations (the “Credit Extensions”) to Grantor in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).  Bank is willing to make the Credit Extensions to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents of Grantor to secure the obligations of Grantor under the Loan Agreement.

B.            Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, Grantor agrees as follows:

AGREEMENT

To secure Borrower’s obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Borrower and Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks for which a registration or application for registration has been filed as  listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement.  Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights of Grantor for which Grantor has obtained a registration, or in connection to which Grantor has filed and maintains a pending application to obtain a registration, with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	GRANTOR:

9777 Pyramid Court, Suite 100 FAX:	EVOLVING SYSTEMS, INC.
Englewood, CO 80112
Attn: Anita T. Moseley, General Counsel	By:
(303) 802-1138	Brian R. Ervine

with a copy to:	Title: Executive Vice President, Chief Financial and Administrative Officer
Attn: Brian R. Ervine, Executive Vice President Chief Financial and Administrative Officer
FAX: (303) 802-1420

Address of Bank	BANK:

55 Almaden Blvd.	BRIDGE BANK, N.A.
San Jose, CA 95113
Attention: Dan Pistone	By:
Title:

2

EXHIBIT A

Copyright Registrations and Applications

Description	Registration Number	Registration Date

None.

EXHIBIT B

Patents Registrations and Applications

Description	Patent/ Application Number	Issue/ Application Date
Apparatus and method for extracting presence, location and availability data from a communication device deployed in a network	6,662,015	12/09/03

Systems and methods for providing order and service mediation for telecommunications systems	6,169,793	01/02/01

Systems and method for providing network element management functionality for managing and provisioning network elements associated with number portability	6,122,362	09/19/00

Test harness for enterprise application integration environment	7,337,361	02/26/08

Wireless Device Activation	60/992,193	12/06/07

EXHIBIT C

Trademarks Registrations and Applications

Description	Registration/ Application Number	Registration/ Application Date

NumeriTrack	2,673,290	01/07/03

ServiceXpress	2,930,141	03/08/05

Evolving Systems (servicemark)	2,197,486	10/20/98

Evolving Systems (and design)	2,357,983	06/13/00

OrderPath	2,196,447	10/13/98

NumberManager	2,510,765	11/20/01

Evolving Systems (trademark)	2,355,550	06/06/00

Evolving Systems (supplemental register)	1,836,474	05/10/94